GLOBAL ENERGY HOLDINGS GROUP, INC. ANNOUNCES VOLUNTARY DELISTING OF ITS COMMON STOCK FROM NYSE AMEX

Atlanta, GA, December 8, 2009 -  Global Energy Holdings Group, Inc. (NYSE Amex: GNH) (the “Company”) today announced that it has given notice to NYSE Amex LLC (the “Exchange”) of its decision to voluntarily delist its common stock from the Exchange.  The Company’s board of directors has elected to take this action for the following reasons:

•	The nature and limited extent of the trading in the common stock, as well as the market value that the public markets are currently applying to the common stock.
•	The Company is not in compliance with the Exchange’s listing requirements.
•
Many other typical advantages of being a public company, including enhanced access to capital and the ability to use equity securities to acquire other businesses, are not currently sufficiently available to the Company to an extent that would justify the costs of being listed.

In addition to the significant time and cost savings resulting from the voluntary termination of the listing of the Company’s common stock on the Exchange, the Company’s board of directors believes that this action will allow the Company’s management to focus its attention and resources on reorganizing the Company and building longer-term enterprise value.

The Company has not made any arrangements to have its common stock listed on any other exchange or quoted in any other quotation medium.

As previously disclosed, on June 9, 2009, the Company received notice from the Exchange that the Company did not meet one of the Exchange’s continued listing standards as set forth in Part 10 of the NYSE Amex LLC Company Guide (the “Company Guide”).  The notice received from the Exchange stated that the Company was not in compliance with Section 1003(a)(iv) of the Company Guide.  The Company was afforded the opportunity to submit a plan of compliance to the Exchange by July 3, 2009, addressing how it intended to regain compliance with Section 1003(a)(iv) of the Company Guide by December 3, 2009.

On August 18, 2009, the Company’s plan to regain compliance with Section 1003(a)(iv) of the Company Guide by December 3, 2009 was accepted by the Exchange.  As previously disclosed, the Company subsequently voluntarily filed to reorganize itself and four of its subsidiaries under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.  Because the Company intends to reorganize, the Company was not in compliance with Section 1003(a)(iv) by December 3, 2009.

The Company intends to file a notification of removal from listing on the Exchange on Form 25 with the Securities and Exchange Commission (the “SEC”) on or about December 18, 2009. The withdrawal of the Company’s common stock from listing on the Exchange will be effective 10 days after the filing of the Form 25.

About Global Energy Holdings Group, Inc.:

The Company is a diversified renewable energy company based in Atlanta, Georgia.  The Company develops renewable energy projects, including biomass gasification and landfill-gas-to-energy projects.  The Company also coordinates and implements energy-efficiency projects, such as cogeneration and heat recovery, for organizations that include government agencies and the U.S. military.  The Company provides tailored solutions that capitalize on the nation’s need for diverse energy resources, while investing in promising innovations to help power the future.  For more information about the Company, please visit its website at http://www.gnhgroup.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements.  These statements are based on certain assumptions made by the Company based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause its actual results to differ materially from those implied or expressed by the forward-looking statements.  Such assumptions, risks and uncertainties are discussed in detail in the Company’s filings with the SEC and include, among other things, the impact of the U.S. Bankruptcy Code on its operational plans and its continuing need for liquidity.

Contact Information: Jimmy L. Bobo, President and CEO (tel 770.720.03290)